The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segment	FY09					FY10				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning	-3%	-7%	-6%	-4%	-5%	4%	8%	1%	4%	Q3 increase primarily due to increased merchandising of Clorox® disinfecting wipes and Pine-Sol cleaner®.
Household	3%	-10%	-7%	-3%	-4%	-7%	0%	4%	-1%	Q3 increase primarily driven by increased merchandising of Fresh Step® cat litter and Kingsford® charcoal.
Lifestyle (1)	35%	31%	4%	3%	16%	4%	12%	8%	8%	Q3 increase primarily due to increased consumption of Hidden Valley® bottled salad dressings and Burt’s Bees® natural personal care products.
International (2)	4%	3%	2%	0%	2%	3%	1%	3%	2%	Q3 increase primarily driven by increased consumption of disinfecting and fragrance cleaning products in Latin America.
Total Company	4%	-1%	-3%	-2%	-1%	1%	5%	3%	3%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segment	FY09					FY10				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning	4%	-1%	1%	0%	1%	3%	3%	-4%	1%	Variance between changes in volume and sales was due to unfavorable product mix and increased trade-promotion spending.
Household	11%	-2%	-1%	0%	2%	-11%	-6%	0%	-5%	Variance between changes in volume and sales was due to price declines on Glad® trash bags and higher trade-promotion spending.
Lifestyle (1)	45%	37%	5%	7%	20%	3%	10%	5%	6%	Variance between changes in volume and sales was due to higher trade-promotion spending to support new products.
International (1)	10%	-4%	-4%	-3%	-1%	4%	21%	9%	11%	Variance between changes in volume and sales was due to the benefit of price increases. The impact of the Venezuelan currency devaluation was mostly offset by stronger currencies in other countries.
Total Company	12%	3%	0%	0%	3%	-1%	5%	1%	2%

(1)	Lifestyle includes results of the worldwide Burt’s Bees business. International includes Canadian results.

The Clorox Company

Earnings Before Interest and Taxes (EBIT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)

Reconciliation schedule of earnings before income taxes to EBIT and EBITDA

Dollars in millions and percentages based on rounded numbers

	FY 2008	FY 2009					FY 2010
	Twelve					Twelve
	Months	Three Months Ended				Months	Three Months Ended			Year-To-
	Ended					Ended				Date
	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	6/30/09	9/30/09	12/31/09	3/31/10	3/31/10
Earnings before income taxes	$693	$186	$131	$233	$261	$811	$244	$163	$243	$650
Interest income	(12)	(1)	(1)	(1)	(1)	(4)	(1)	(1)	-	(2)
Interest expense	168	42	44	39	36	161	36	37	34	107
EBIT (2)	849	227	174	271	296	968	279	199	277	755
EBIT margin (2)	16.1%	16.4%	14.3%	20.1%	19.7%	17.8%	20.3%	15.6%	20.3%	18.8%
Depreciation and amortization	205	47	46	49	48	190	48	47	44	139
EBITDA (3)	$1,054	$274	$220	$320	$344	$1,158	$327	$246	$321	$894
EBITDA margin (3)	20.0%	19.8%	18.1%	23.7%	22.9%	21.2%	23.8%	19.2%	23.5%	22.3%
Net sales	$5,273	$1,384	$1,216	$1,350	$1,500	$5,450	$1,372	$1,279	$1,366	$4,017

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.
(2)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.
(3)	EBITDA (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

The Clorox Company

Supplemental Information – Balance Sheet

(Unaudited)

As of March 31, 2010

Working Capital Update

	Q3
	FY 2010	FY 2009	Change	Days(5)	Days(5)
	($ millions)	($ millions)	($ millions)	FY 2010	FY 2009	Change
Receivables, net	$556	$457	$99	32	29	+3 days
Inventories, net	$423	$406	$17	50	49	+1 day
Accounts payable (1)	$342	$333	$ 9	38	40	-2 days
Accrued liabilities	$478	$460	$18
Total WC (2)	$211	$137	$74
Total WC % net sales (3)	3.9%	2.5%
Average WC (2)	$194	$145	$49
Average WC % net sales (4)	3.6%	2.7%
  Accounts Receivable increased primarily due to the timing of merchandising events in the quarter and the change in Auto product sales terms
  Inventory increased primarily due to pipeline build to support new product launches
Supplemental Information – Cash Flow

(Unaudited)

For the quarter ended March 31, 2010

Capital expenditures for the third quarter were $35 million versus $51 million in the year-ago quarter

Depreciation and amortization for the third quarter was $44 million versus $49 million in the year-ago quarter

Cash provided by operations

Net cash provided by operations in the third quarter was $197 million, compared with $232 million in the year-ago quarter. Lower cash provided by operations in the current quarter was primarily due to changes in working capital, mainly from an increase in accounts receivable.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY08	FY09					FY10
	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost Savings	+170 bp	+200 bp	+210 bp	+240 bp	+230 bp	+220 bp	+170 bp	+160 bp	+170 bp
Price Changes	+80 bp	+230 bp	+350 bp	+310 bp	+250 bp	+280 bp	+170 bp	+80 bp	+60 bp
Market Movement (commodities)	-270 bp	-460 bp	-450 bp	0 bp	+160 bp	-170 bp	+240 bp	+300 bp	-120 bp
Manufacturing & Logistics (1)	-110 bp	-250 bp	-120 bp	-90 bp	-150 bp	-160 bp	-40 bp	-80 bp	0 bp
All other (2)	-60 bp	+80 bp	-30 bp	+90 bp	-120 bp	+10 bp	-90 bp	-70 bp	-120 bp

Change vs prior year	-190 bp	-200 bp	-40 bp	+550 bp	+370 bp	+180 bp	+450 bp	+390 bp	-10 bp

(1)	“Manufacturing & logistics” includes the change in the cost of diesel fuel.
(2)	“All other” includes all other drivers of gross margin change, which are usually of an immaterial nature. Examples of drivers included: volume change, trade and consumer spending, restructuring and acquisition-related costs, foreign currency, etc. If a driver included in all other is deemed to be material in a given period, it will be disclosed as part of the company’s earnings release.

The Clorox Company Updated: 5-3-10

U.S. Pricing Actions from CY2008 - CY2009

Brand / Product	Average Price Change	Effective Date
Home Care
Pine-Sol® cleaners	+13%	May 2008
Clorox Clean-Up® cleaners	+8%	August 2008
Formula 409®, Tilex®, and Clorox® Disinfecting Bathroom cleaners	+12%	August 2008
Liquid-Plumr® products	+9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	+8 to +13%	August 2008
Green Works® cleaners	-7 to -21%	May 2010
Laundry
Clorox® liquid bleach	+10%	August 2008
Green Works® liquid detergent	approx. -30%	May 2010
Glad
Glad® trash bags (rescinded May 2009)	+7%	February 2008
GladWare® disposable containers (rescinded April 2009)	+7%	February 2008
Glad® trash bags (rescinded December 2008)	+10%	October 2008
Glad® trash bags	-7%	April 2009
Litter
Cat litter	+7 to +8%	August 2008
Cat litter	-8 to -9%	March 2010
Food
Hidden Valley Ranch® salad dressing	+7%	August 2008
Charcoal
Charcoal	+6%	January 2008
Charcoal and lighter fluid	+7 to +16%	January 2009
Auto
Armor All® and STP® auto-care products	+5 to +7%	January 2008
Armor All® and STP® auto-care products	+5 to +10%	January 2009
Armor All® and STP® auto-care products (rollback)	-3 to -15%	December 2009

Notes:

  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items.